Exhibit 99.1

HOUSTON AMERICAN ENERGY CORP ANNOUNCES COMPLETION OF SALE OF HUPECOL LLANOS, LLC AND HUPECOL DOROTEA AND CABIONA, LLC

Houston, Texas – December 2, 2010 -- Houston American Energy Corp (NYSEAmex: HUSA) today announced that it has closed the previously announced sale which was announced on August 19, 2010 of Hupecol Dorotea and Cabiona, LLC (“HDC, LLC”) and Hupecol Llanos, LLC (“HL, LLC”), which companies hold interests in the Dorotea, Cabiona, Leona and Las Garzas blocks and related assets in Colombia, subject to customary post closing adjustments.

This sale represents only a partial sale of Houston American Energy’s assets in Colombia, as the Company will retain seven of its eleven concessions in Colombia.

About Houston American Energy Corp

Based in Houston, Texas, Houston American Energy Corp is an independent energy company with interests in oil and natural gas wells and prospects. The Company's business strategy includes a property mix of producing and non-producing assets with a focus on Colombia, Texas and Louisiana. Additional information can be accessed by reviewing our Form 10-K and other periodic reports filed with the Securities and Exchange Commission.

For additional information, view the company's website at www.houstonamericanenergy.com or contact the Houston American Energy Corp. at (713) 222-6966.